Exhibit 32.1

Certification of Co-Chief Executive Officers and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jill Gutierrez, Co-President and Co-Chief Executive Officer of Bancorp 34, Inc. (the “Company”), James T. Crotty, Co-President and Co-Chief Executive Officer of the Company, and Jan R. Thiry, Executive Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2020 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 27, 2020	/s/ Jill Gutierrez
Jill Gutierrez
Co-President and Co-Chief Executive Officer

Date:	July 27, 2020	/s/ James T. Crotty
James T. Crotty
Co-President and Co-Chief Executive Officer

Date:	July 27, 2020	/s/ Jan R. Thiry
Jan R. Thiry
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.